EXHIBIT 10.2

RESIGNATION AS PRESIDENT, SECRETARY, TREASURER

AND CHAIRMAN OF THE BOARD OF DIRECTORS

I, Chayut Ardwichai, having been appointed President, Secretary, Treasurer and Chairman of the Board of Directors of FundThatCompany a Nevada Corporation, do hereby resign said positions effective on this 9th Day of April, 2018.

/s/ Chayut Ardwichai

Chayut Ardwichai